UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

GPB Automotive Portfolio, LP

(Exact name of registrant as specified in its charter)

Delaware	000-56285	35-2484347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Highline Management, Inc.
55 Old Field Point Road, Suite 1 East Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 489-8484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in its prior reports filed with the Securities and Exchange Commission, GPB Automotive Portfolio, LP (the “Partnership”) has sold substantially all of its assets and is now in receivership pursuant to an order of U.S. District Court for the Eastern District of New York. Under the direction and authority of the court-appointed Receiver for the Partnership, Evan Cutler had previously served as the Chief Financial Officer of Highline Management, Inc. (“Highline”), pursuant to which he also functioned as the Partnership’s principal financial and accounting officer. On June 30, 2026, as part of and in accordance with the wind-down process, Mr. Cutler’s employment with Highline ended, and he ceased serving as the Partnership’s principal financial and accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPB Automotive Portfolio, LP

Date: July 14, 2026	By:	/s/ Robert Chmiel
	Name:	Robert Chmiel
	Title:	Chief Executive Officer